Exhibit 4.2
                          CORGENIX MEDICAL CORPORATION

                             STOCK COMPENSATION PLAN
                           (Adopted December 17, 1998)


I.    PURPOSE.
      -------

      This Corgenix Medical Corporation Stock Compensation Plan is intended to further the growth and advance the best interests of Corgenix Medical Corporation, a Nevada corporation, by supporting and increasing the Company's ability to attract, retain and compensate persons of experience and ability and whose services are considered valuable, to encourage the sense of proprietorship in such persons in the development and success of the Company. The Plan provides for stock compensation through the award of the Company's Common Stock, as a bonus or, at the Participant's election, in lieu of cash compensation for services rendered. Capitalized terms used herein are as defined in Section II hereof.

II.   DEFINITIONS.
      -----------

      Whenever used in the Plan, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth in this section:

      (a)  "Act" means the United States Securities Act of 1933, as amended.

      (b) "Award" means any grant of Common Stock made under the Plan, as a bonus or in lieu of cash compensation for services rendered.

      (c) "Award Period" means the period commencing on the first day of the month and terminating on the last day of such month.

      (d)  "Board" means the Board of Directors of the Company.

      (e)  "Code" means the Internal Revenue Code of 1986, as amended.

      (f) "Committee" means a committee consisting of at least two members of the Board appointed by the Board in accordance with Section IV of the Plan.

      (g) "Common Stock" means the common stock of the Company, $.001 par value per share, or in the event that the outstanding Common Stock are hereafter changed into or exchanged for different shares of securities of the Company, such other shares or securities.

      (h)  "Company" means Corgenix Medical Corporation, a Nevada corporation.

      (i) "Date of Grant" means the day the Board authorizes the grant of an Award or such later date as may be specified by the Board as the date a particular Award will become effective.

      (j) "Distribution Date" means the last day of the month preceding such Award Period.

      (k)  "Effective Date" means January 1, 1999.

      (l) "Election Date" means the fifteenth day of the month preceding the Award Period.

      (m) "Executive Officer" means a person employed by the Company to act in such capacity.

      (n) "Fair Market Value" means such value as determined by the Board on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange or transactions in the Common Stock are quoted on the Nasdaq National Market System, such value as shall be determined by the Board on the basis of the reported sales prices for the Common Stock on the date for which such determination is relevant, as reported on the national exchange or the Nasdaq National Market System, as the case may be. If the Common Stock is not listed or traded upon a recognized securities exchange or on the National Market System, the Board may make a determination of Fair Market Value on a reasonable basis, which may include the mean between closing bid and asked quotations for such stock on the date for which such determination is relevant (as reported by a recognized stock quotation service), or, in the event that there shall be no bid or asked quotations on the date for which such determination is relevant, then on the basis of the mean between the closing bid and asked quotations on the date nearest preceding the date for which such determination is relevant for which such bid and asked quotations were available.

      (o) "Participant" means an Executive Officer to whom an Award of Plan Shares has been made.

      (p)  "Plan" means the Corgenix  Medical  Corporation  Stock  Compensation
           Plan.

      (q) "Plan Administrator" means the Board or, to the extent the Board delegates its authority to the Committee, the Committee.

      (r) "Plan Shares" means shares of Common Stock issuable pursuant to the Plan.


III.  EFFECTIVE DATE.
      --------------

      The effective date of the Plan is January 1, 1999. No Plan Shares may be issued after December 31, 2000.

IV.   ADMINISTRATION.
      --------------

      (a) Plan Administrator. The Plan shall be administered by the Board, which may from time to time delegate all or part of its authority to the Committee. References herein to the Plan Administrator refer to the Board or, to the extent the Board delegates its authority to the Committee, to the Committee. The Plan Administrator shall have full authority to administer the Plan, to adopt such rules and regulations for administering the Plan and to negotiate compensation under the Plan. The Plan Administrator may delegate to an agent or agents any of its responsibilities under the Plan except its responsibilities to determine those eligible to receive Plan Shares and its authority to construe and interpret the provisions of the Plan. The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan in such manner and to such extent it shall deem necessary to carry it into effect.

      (b) Actions of Plan Administrator. All actions take and all interpretations and determinations made by the Plan Administrator in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Plan Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Plan Administrator shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

V.    AWARD PERIODS.
      -------------

      Each Award Period under the Plan shall commence on the first day of each calendar quarter beginning January 1, 1999, and shall terminate on the last day of such quarter ending December 31, 2000. An election to participate in the Plan must be made by the Election Date preceding the Award Period. The Company shall distribute a certificate representing the requisite number of Plan Shares to each Participant by the Distribution Date preceding such Award Period. For example, if an Executive Officer elects to receive Plan Shares in lieu of compensation for the quarter beginning April 1, 1999, an election to participate in the Plan would need to be made by the Executive Officer no later than March 15, 1999. Upon notification of such election, the Company would then distribute the Plan Shares to such Participant on March 31, 1999.

      The Plan Administrator may, from time to time, establish Award Periods with differing commencement dates and durations. In no event, however, shall an Award Period extend beyond one year. No two Award Periods shall run concurrently.


VI.   ELIGIBILITY AND PARTICIPATION.
      -----------------------------

      (a) Eligibility. Except as herein provided, the persons eligible to participate in the Plan and be granted Awards shall be Executive Officers of the Company who shall be in a position, in the opinion of the Plan Administrator, to make contributions to the growth, management, protection and success of the Company and its subsidiaries. Of those persons described in the preceding sentence, the Plan Administrator may, from time to time, select persons to be granted Awards and shall determine the terms and conditions with respect thereto. In making any such selection and in determining the form of the Award, the Plan Administrator may give consideration to the person's functions and responsibilities, the person's contributions to the Company, the value of the individual's service to the Company and such other factors deemed relevant by the Plan Administrator.

      (b) Participation. A Participant in the Plan for a given Award Period may elect to participate in the Plan by completing the election form prescribed by the Plan Administrator and filing such form by the Election Date of such Award Period with the person designated by the Plan Administrator. No election form will be accepted from an Executive Officer who is not on the active payroll of the Company on the filing date, unless such individual is temporarily off the payroll by reason of illness, vacation, jury duty or other employer-approved absence.

VII.  STOCK SUBJECT TO THE PLAN.
      -------------------------

      (a) Common Stock. The stock that is awarded to the Participants shall be the Company's authorized but unissued or reacquired Common Stock. In order to have Plan Shares available under the Plan, the Company may repurchase shares of Common Stock on the open market, issue authorized but unissued stock or otherwise. The maximum number of Plan Shares which may be issued to the Participants during any single Award Period shall be established by the Plan Administrator prior to the beginning of the Award Period; provided, however, that the total number of Plan Shares which may be issued to Participants throughout the entire duration of the Plan shall not exceed 500,000 shares of Common Stock and such number of Common Stock hereby is reserved for such purpose (subject to adjustment under subparagraph (b) below).

      (b) Changes in Capital Structure. In the event any change is made to the Common Stock issuable under the Plan (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend in excess of 10% at any single time, stock split, combination of shares, exchange of shares, changes in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares issuable under the Plan, the maximum number of shares issuable under any right to grant stock outstanding under the Plan, and the number of shares and price per share of stock subject to obligations to issue stock outstanding under the Plan.



VIII. DELIVERY OF STOCK CERTIFICATES.
      ------------------------------

      No later than the last day of the month preceding the Award Period in which an election has been made by an Executive Officer to participate in the Plan, the Company shall deliver to such Participant a certificate or certificates registered in that person's name, representing the number of Plan Shares that were granted. Unless the Plan Shares have been registered under the Act, each certificate representing the Plan Shares shall bear a legend to indicate that such shares represented by the certificate were issued in a transaction which was not registered under the Act, and may only be sold or transferred in a transaction that is registered under the Act or is exempt from the registration requirements thereunder. Fractional shares shall not be delivered, but shall be rounded to the next lower whole number of shares.

IX.   AWARDS.
      ------

      (a) Grant of Award. The Plan Administrator shall have complete discretion to determine when and to whom Awards are to be granted and the number of Plan Shares to be awarded to each Executive Officer. Each Award confers upon the recipient thereof the right to receive a specified number of shares of Common Stock in accordance with the terms and conditions hereof. No grant will be made if, in the judgment of the Plan Administrator, such grant would constitute a public distribution within the meaning of the Act or the rules and regulations promulgated thereunder.

      (b) Termination of Employment. All Plan Shares awarded under the Plan to a Participant will be forfeited and returned to the Company in the event such Participant's employment as an Executive Officer with the Company is terminated prior to completion of any Award Period for which Plan Shares have been issued. In such event, all of the Plan Shares issued to the Participant for such Award Period in which the Executive Officer has terminated employment prior to the end of that quarter shall be returned to the Company and any remaining compensation to be paid to such Executive Officer shall be paid pro rata by the Company in cash consideration.

      (c) Fair Market Value. Except as provided in subsection (e) below, the value price per share shall be one hundred percent (100%) of the Fair Market Value (as defined in Section II above) of the Common Stock of the Company on the commencement date of the Award Period.

      (d) Termination of Participation. A Participant may, at any time prior to the Distribution Date, terminate his or her right to elect to receive Common Stock under the Plan by filing the prescribed notification form with the Plan Administrator or its delegate. A Participant's termination of his or her right to receive Plan Shares shall be irrevocable with respect to the Award Period to which it pertains.

      (e) Reduction of Fair Market Value. If the Fair Market Value (as defined in Section II above) of a share of Common Stock on the last day of the Award Period is less than the Fair Market Value of such share on the commencement date of the Award Period, then the value price per share under the Plan on the last day of the Award Period shall be reduced to one hundred percent (100%) of the Fair Market Value of such share on the last day of the Award Period.

      (f) Assignability. No Award of Plan Shares may be assigned. Plan Shares may be assigned after such shares have been delivered, only in accordance with applicable law and any transfer restrictions imposed at the time of the Award.

X.    EMPLOYMENT
      ----------

      Nothing in the Plan or in the grant of an Award shall confer upon any Participant the right to continue in the employ of the Company nor shall it interfere with or restrict in any way the lawful rights of the Company to discharge any Executive Officer at any time for any reason whatsoever, with or without cause.

XI.   LAWS AND REGULATIONS.
      --------------------

      The obligation of the Company to sell and deliver the Plan Shares on the grant of an Award under the Plan shall be subject to the condition that the Company be satisfied that the sale and delivery thereof will not violate the Act or any applicable laws, rules or regulations.

XII.  WITHHHOLDING OF TAXES.
      ---------------------

      If subject to withholding tax, the Company may require that the Participant currently pay to the Company the entire amount or a portion of any taxes that the Company is required to withhold by reason of granting an Award, in such amount as the Company in its discretion may determine. In lieu of part or all of any such payment, the Executive Officer may elect to have the Company withhold from the Plan Shares issued hereunder a sufficient number of shares to satisfy withholding obligations. If the Company becomes required to pay withholding taxes to any federal, state or other taxing authority as a result of the granting of an Award, and the Executive Officer fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to fifty percent (50%) of each payment of salary or bonus to the Executive Officer (which will be in addition to any required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay in respect of issuance of any Plan Shares.

XIII. AMENDMENT.
      ---------

      The Board may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect rights and obligations with respect to rights of a person granted an Award under the Plan prior to that date.



XIV.  MISCELLANEOUS PROVISIONS.
      ------------------------

      (a) Governing Law. The place of administration of the Plan shall be in the State of Colorado, and the validity, construction, interpretation and effect of the Plan and of its rules, regulations and rights relating to it, shall be determined solely in accordance with the laws of such state.

      (b)  Expenses.  All expenses of  administering  the Plan and issuing Plan
           --------
Shares shall be borne by the Company.

      (c) Other Compensation Plans. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation plans.

      (d) Number and Gender. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

      (e)  Headings.  Headings of articles  and  sections  hereof are  inserted
           --------
for convenience of reference and constitute no part of the Plan.



      By signature below, the undersigned officers of the Company hereby certify that the foregoing is a true and correct copy of the Corgenix Medical Corporation Stock Compensation Plan.

 Dated:          December 17, 1998.


                               CORGENIX MEDICAL CORPORATION



                               By:  s/Douglass T. Simpson
                                    Douglass T. Simpson
                                    President

Attest:

s/Taryn G. Reynolds
Taryn G. Reynolds
Secretary

                          CORGENIX MEDICAL CORPORATION
                             STOCK COMPENSATION PLAN



                             ELECTION TO PARTICIPATE



NAME OF EXECUTIVE OFFICER:
                                    -------------------------------

DATE OF ELECTION:
                                    -------------------------------



(____) I wish to participate in the Corgenix Medical Corporation Stock Compensation Plan for the following Award Period(s) indicated below to be effective on the first day of each quarter of 1999:

           (___)  January  15 - March 31 (___)  April 1 - June 30
           (___)  July 1 - September 30 (___) October 1- December 31


I understand that the above election will remain in effect during each Award Period and thereafter until I request a change or terminate my employment with Corgenix Medical Corporation.



Participant Name



Participant Signature


This form must be received by the Plan Administrator by the fifteenth day of the month preceding each Award Period.

                          CORGENIX MEDICAL CORPORATION
                             STOCK COMPENSATION PLAN



                     TERMINATION OF ELECTION TO PARTICIPATE



NAME OF EXECUTIVE OFFICER:
                               -------------------------------

DATE OF TERMINATION:
                               -------------------------------



(____) I wish to terminate my participation in the Corgenix Medical Corporation Stock Compensation Plan for the following Award Period(s) indicated below to be effective on the first day of each month in 1999:

           (___)  January  15 - March 31 (___)  April 1 - June 30
           (___)  July 1 - September 30 (___) October 1- December 31



I understand that the above termination will remain in effect during each Award Period and thereafter until I make another election to participate in the Plan no later than fifteenth day prior to an Award Period.



Participant Name



Participant Signature


This form must be received by the Plan Administrator by the fifteenth day of the month preceding each Award Period in which termination is requested.